TCW FUNDS, INC.

BYLAWS

Amended and Restated as of December 14,
2015


TABLE OF CONTENTS


ARTICLE I - SHAREHOLDERS
	1.01.	Annual Meeting
	1.02	Special Meeting
	1.03.	Place of Meetings
	1.04. 	Notice of Meetings; Waiver of
Notice
	1.05.	Quorum; Voting
	1.06.	Adjournments
	1.07.	General Right to Vote; Proxies
	1.08.	List of Shareholders
	1.09.	Conduct of Voting
	1.10.	Informal Action by Shareholders

ARTICLE II - BOARD OF DIRECTORS
	2.01.	Function of Directors
	2.02.	Number of Directors
	2.03.	Election of Tenure of Directors
	2.04.	Removal of Directors
	2.05.	Vacancy on Board
	2.06.	Regular Meetings
	2.07.	Special Meetings
	2.08.	Notice of Meeting
	2.09.	Action by Directors
	2.10.	Meeting by Conference
Telephone
	2.11.	Compensation

ARTICLE III - COMMITTEES
	3.01.	Committees
	3.02.	Committee Procedure
	3.03.	Emergency

ARTICLE IV - OFFICERS
	4.01.	Executive and Other Officers
	4.02.	Chairman of the Board
	4.03.	President
	4.04.	Vice Presidents
	4.05.	Secretary
	4.06.	Treasurer
	4.07.	Assistant and Subordinate
Officers
	4.08.	Election, Tenure and Removal of
Officers
	4.09.	Compensation

ARTICLE V - STOCK
	5.01.	Certificates for Stock
	5.02.	Transfers
	5.03.	Record Date and Closing of
Transfer Books
	5.04.	Stock Ledger
	5.05.	Certification of Beneficial
Owners
	5.06.	Lost Stock Certificates

ARTICLE VI - COMMITTEES
	6.01.	Checks, Drafts, Etc.
	6.02.	Annual Statement of Affairs
	6.03.	Fiscal Year
	6.04.	Dividends

ARTICLE VII - COMMITTEES
	7.01.	Books and Records
	7.02.	Corporate Seal
	7.03.	Bonds
	7.04.	Voting Upon Shares in Other
Corporations
	7.05.	Mail
	7.06.	Execution of Documents
	7.07.	Amendments

ARTICLE VII - CUSTODIAN
	8.01.	Employment of Custodian

ARTICLE IX - INDEMNIFICATION
ARTICLE X - FORUM FOR
ADJUDICATION OF DISPUTES


ARTICLE I.

SHAREHOLDERS

      SECTION 1.01.	Annual Meeting.  To
the extent the Corporation is required to hold an annual meeting of its shareholders pursuant to the Charter, the Corporation shall hold the annual meeting of its shareholders to transact business within its powers, at such time as shall be set by the Board of Directors within 120 days after the occurrence of the event requiring the meeting.
Except as the Charter or statute provides otherwise, any business may be considered at an annual meeting without the purpose of the meeting having been specified in the notice.
Failure to hold an annual meeting does not invalidate the Corporation's existence or affect any otherwise valid corporate acts.

      SECTION 1.02. 	Special Meeting.  At
any time in the interval between annual meetings, a special meeting of the shareholders may be called by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting or in writing
(addressed to the Secretary of the Corporation) with or without a meeting. The Secretary of the Corporation shall call a special meeting of the shareholders on the written request of the holders of at least 10% of the outstanding stock entitled to be voted at the meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. No special meeting need be called upon the request of the holders of less than a majority of all the shares entitled to vote at such meeting to consider any matter which is substantially the same as a matter voted upon at any special meeting of the shareholders held during the preceding twelve months.

      SECTION 1.03. 	Place of Meetings.
Meetings of shareholders shall be held at such place in the United States as is set from time to time by the Board of Directors.

      SECTION 1.04. 	Notice of Meetings:
Waiver of Notice. Not less than ten nor more than 90 days before each shareholders' meeting, the Secretary shall give written notice of the meeting to each shareholder entitled to vote at the meeting and each other shareholder entitled to notice of the meeting. The notice shall state the time and place of the meeting and, if the meeting is a special meeting or notice of the purpose is required by statute, the purpose of the meeting.
Notice is given to a shareholder when it is personally delivered to him, left at his residence or usual place of business, or mailed to him at his address as it appears on the records of the Corporation. Notwithstanding the foregoing provisions, each person who is entitled to notice waives notice if he before or after the meeting signs a waiver of the notice which is filed with the records of shareholders' meetings, or is present at the meeting in person or by proxy.

      SECTION 1.05. 	Voting.  Except as
otherwise provided in the Charter or in these Bylaws or by law, a majority of all the votes cast at a meeting at which a quorum (as defined in the Charter) is present is sufficient to approve any matter which properly comes before the meeting, except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

      SECTION 1.06. 	Adjournments.
Whether or not a quorum is present, a meeting of shareholders convened on the date for which it was called may be adjourned from time to time by the shareholders present in person or by proxy by a majority vote. Any business which might have been transacted at the meeting as originally noticed may be deferred and transacted at any such adjourned meeting at which a quorum shall be present. No further notice of an adjourned meeting other than by announcement shall be necessary if held on a date not more than 120 days after the original record date.

      SECTION 1.07. 	General Right to
Vote; Proxies. Unless the Charter provides for a greater or lesser number of votes per share or limits or denies voting rights, each outstanding share of stock, regardless of class or series, is entitled to one vote on each matter submitted to a vote at a meeting of shareholders. In all elections for directors, each share of stock may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. All voting rights for the election of directors are non-cumulative. A shareholder may vote the stock he owns of record either in person, by telephonic means, through use of the Internet or by written proxy signed by the shareholder or by his duly authorized attorney in fact. Unless a proxy provides otherwise, it is not valid more than 11 months after its date.

      SECTION 1.08. 	List of Shareholders.
At each meeting of shareholders, a full, true and complete list of all shareholders entitled to vote at such meeting, showing the number and class or series of shares held by each and certified by the transfer agent for such class or series or by the Secretary, shall be furnished by the Secretary.

      SECTION 1.09. 	Conduct of Voting.
At all meetings of shareholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, by the chairman of the meeting. If demanded by shareholders, present in person or by proxy, entitled to cast 10% in number of votes entitled to be cast, or if ordered by the chairman, the vote upon any election or question shall be taken by ballot and, upon like demand or order, the voting shall be conducted by two inspectors, in which event the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, by such inspectors. Unless so demanded or ordered, no vote need be by ballot and voting need not be conducted by inspectors. The shareholders at any meeting may choose an inspector or inspectors to act at such meeting, and in default of such election the chairman of the meeting may appoint an inspector or inspectors.
No candidate for election as a director at a meeting shall serve as an inspector thereat.

      SECTION 1.10. 	Informal Action by
Shareholders. Any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting if there is filed with the records of shareholders' meetings an unanimous written consent which sets forth the action and is signed by each shareholder entitled to vote on the matter and a written waiver of any right to dissent signed by each shareholder entitled to notice of the meeting but not entitled to vote at it.

ARTICLE II.

BOARD OF DIRECTORS

      SECTION 2.01. 	Function of
Directors. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to the shareholders by statute or by the Charter or Bylaws.

      SECTION 2.02. 	Number of Directors.
The Corporation shall have at least three directors; provided that, if there is no stock outstanding, the number of directors may be less than three but not less than one, and, if there is stock outstanding and so long as there are less than three shareholders, the number of directors may be less than three but not less than the number of shareholders. The number of directors of the Corporation shall be up to eleven as fixed by resolution. A majority of the entire Board of Directors may alter the number of directors set by the Charter to not exceeding 25 nor less than the minimum number then permitted herein, but the action may not affect the tenure of office of any director.

      SECTION 2.03. 	Election and Tenure
of Directors. At any annual meeting that the Corporation holds pursuant to its Charter, the shareholders shall elect directors to hold office until the next annual meeting and until their successors are elected and qualify.

      SECTION 2.04. 	Removal of
Directors. Unless statute or the Charter provides otherwise, the shareholders may remove any director, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors. Such action may be taken at a special meeting of shareholders called for such purpose upon the request of the holders of not less than 10% of the shares entitled to vote pursuant to Section 1.02 hereof.

	Whenever ten or more shareholders of
record who have been such for at least six months preceding the date of application, and who hold in the aggregate either shares having a net asset value of at least $25,000 or at least 1 per centum of the outstanding shares, whichever is less, shall apply to the Board of Directors in writing, stating that they wish to communicate with other shareholders with a view to obtaining signatures to a request for a special meeting to remove any director and accompanied by a form of communication and request which they wish to transmit, the Board shall within five business days after receipt of such application either:

(a)	afford to such applicants access to a list of
the names and addresses of all
shareholders as recorded on the books of the Corporation; or

(b)	 inform such applicants as to the
approximate number of shareholders of
record, and the approximate cost of
mailing to them the proposed
communication and form of request.

	If the Board elects to follow the course specified in paragraph (b), the Board, upon the written request of such applicants, accompanied by a tender of the material to be mailed and of the reasonable expenses of mailing, shall, with reasonable promptness, mail such material to all shareholders of record at their addresses as recorded on the books, unless within five business days after such tender the Board shall mail to such applicants and file with the Securities and Exchange Commission (the "Commission") together with a copy of the material to be mailed, a written statement signed by at least a majority of the directors to the effect that in their opinion either such material contains untrue statements of fact or omits to state facts necessary to make the statements contained therein not misleading, or would be in violation of applicable law, and specifying the basis of such opinion.

	If the Commission shall enter an order
refusing to sustain any of such objections, or if, after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all objections so sustained have been met, and shall enter an order so declaring, the Board shall mail copies of such material to all shareholders with reasonable promptness after the entry of such order and the renewal of such tender.

	SECTION 2.05. 	Vacancy on Board.
The shareholders may elect a successor to fill a vacancy on the Board of Directors which results from the removal of a director. A director elected by the shareholders to fill a vacancy which results from the removal of a director serves for the balance of the term of the removed director. A majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Directors which results from any cause except an increase in the number of directors and a majority of the Board of Directors then in office may fill a vacancy which results from an increase in the number of directors. A director elected by the Board of Directors to fill a vacancy serves until the next annual meeting of shareholders and until his successor is elected and qualifies.

	SECTION 2.06. 	Regular Meetings.
Any regular meeting of the Board of Directors shall be held on such date and at any place as may be designated from time to time by the Board of Directors.

	SECTION 2.07. 	Special Meetings.
Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or the President or by a majority of the Board of Directors by vote at a meeting or in writing with or without a meeting. A special meeting of the Board of Directors shall be held on such date and at any place as may be designated from time to time by the Board of Directors. In the absence of designation such meeting shall be held at such place as may be designated in the call.

	SECTION 2.08. 	Notice of Meeting.
The Secretary shall give notice to each director of each regular and special meeting of the Board of Directors. The notice shall state the time and place of the meeting. Notice is given to a director when it is delivered personally to him, left at his residence or usual place of business, or sent by telegraph, telephone or electronic transmission, at least 24 hours before the time of the meeting or, in the alternative by mail to his address as it shall appear on the records of the Corporation, at least
72 hours before the time of the meeting. Unless the Bylaws or a resolution of the Board of Directors provides otherwise, the notice need not state the business to be transacted at or the purposes of any regular or special meeting of the Board of Directors. No notice of any meeting of the Board of Directors need be given to any director who attends, or to any director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Any meeting of the Board of Directors, regular or special, may adjourn from time to time to reconvene at the same or some other place, and no notice need be given of any such adjourned meeting other than by announcement.

	SECTION 2.09. 	Action by Directors.
Unless statute or the Charter or Bylaws requires a greater proportion, the action of a majority of the directors present at a meeting at which a quorum is present is action of the Board of Directors. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business. In the absence of a quorum, the directors present by majority vote and without notice other than by announcement may adjourn the meeting from time to time until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally noticed.
Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting, if a unanimous consent is given in writing or by electronic transmission by each member of the Board and filed with the minutes of proceedings of the Board.

	SECTION 2.10. 	Meeting by
Conference Telephone.  Members of the Board of
Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at a meeting within the meaning of the Maryland General
Corporations Law but not within the meaning of the Investment Company Act of 1940.

	SECTION 2.11. 	Compensation.  By
resolution of the Board of Directors, a fixed sum and expenses, if any, for attendance at each regular or special meeting of the Board of Directors or of committees thereof, and other compensation for their services as such or on committees of the Board of Directors, may be paid to directors. A director who serves the Corporation in any other capacity also may receive compensation for such other services, pursuant to a resolution of the directors.





ARTICLE III.

COMMITTEES

	SECTION 3.01.	 Committees.  The
Board of Directors may appoint from among its members an Executive Committee and other committees composed of two or more directors and delegate to these committees any of the powers of the Board of Directors, except the power to declare dividends or other distributions on stock, elect directors, issue stock other than as provided in the next sentence, recommend to the shareholders any action which requires shareholder approval, amend the Bylaws, or approve any merger or share exchange which does not require shareholder approval. If the Board of Directors has given general authorization for the issuance of stock, a committee of the Board, in accordance with a general formula or method specified by the Board by resolution or by adoption of a stock option or other plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors.

	SECTION 3.02. 	Committee
Procedure. Each committee may fix rules of procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of an absent member. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting, if a unanimous consent is given in writing or by electronic transmission by each member of the committee and filed with the minutes of the committee. The members of a committee may conduct any meeting thereof by conference telephone in accordance with the provisions of Section 2.10.

	SECTION 3.03. 	Emergency.  In the
event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Corporation by its directors and officers as contemplated by the Charter and the Bylaws, any two or more available members of the then incumbent
Executive Committee shall constitute a quorum of that Committee for the full conduct and management of the affairs and business of the Corporation in accordance with the provisions of
Section 3.01. In the event of the unavailability, at such time, of a minimum of two members of the then incumbent Executive Committee, the available directors shall elect an Executive
Committee consisting of any two members of the Board of Directors, whether or not they be officers of the Corporation, which two members shall constitute the Executive Committee for the full conduct and management of the affairs of the Corporation in accordance with the foregoing provisions of this Section. This Section shall be subject to implementation by resolution of the Board of Directors passed from time to time for that purpose, and any provisions of the Bylaws
(other than this Section) and any resolutions which are contrary to the provisions of this Section or to the provisions of any such implementary resolutions shall be suspended until it shall be determined by any interim Executive
Committee acting under this Section that it shall be to the advantage of the Corporation to resume the conduct and management of its affairs and business under all the other provisions of the Bylaws.

ARTICLE IV.

OFFICERS.

	SECTION 4.01. 	Executive and Other
Officers. The Corporation shall have a President, a Secretary, and a Treasurer who shall be the executive officers of the Corporation. It may also have a Chairman of the Board. The Board of Directors may designate who shall serve as chief executive officer, having general supervision of the business and affairs of the Corporation, or as chief operating officer, having supervision of the operations of the Corporation; in the absence of designation the President shall serve as chief executive officer and chief operating officer. It may also have one or more Vice Presidents (with such seniority as may be decided by the Board of Directors), assistant officers, and subordinate officers as may be established by the Board of Directors. A person may hold more than one office in the Corporation but may not serve concurrently as both President and Vice President of the Corporation. The Chairman of the Board shall be a director; the other officers may be directors.

	SECTION 4.02. 	Chairman of the
Board. The Board of Directors shall elect one of its members to serve as the Chairman of the Board. The Chairman of the Board must not be an "interested person" of the Corporation, as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940. The Chairman of the Board ("Chairman") shall:

	(i) preside at all meetings of the Board of Directors and of the shareholders of the Corporation at which he is present;

	(ii) develop board and shareholder meeting agendas in consultation with management of the Corporation (including the investment adviser(s) of the Corporation) and counsel;

	(iii) be available for consultation with Committee Chairs in the development of Committee agendas;

	(iv) act as primary liaison between the
Board of Directors and the investment adviser(s) of the Corporation;

	(v) represent the members of the Board of Directors who are not interested persons of the Corporation ("independent directors") in any issues of interest to the independent directors, including matters requiring communication with the Corporation's investment advisers(s), independent auditors, counsel or other service providers;

	(vi) be available for consultation with the officers and directors of the Corporation, including directors who are interested person of the Corporation, and representatives of the Corporation's investment adviser(s), independent auditors, counsel and other service providers; and

	(vii)  perform such other duties and
functions as from time to time may be assigned by the Board of Directors.

	In performing these duties:

	(i) the Chairman, in consultation with
other directors, management and counsel, as the Chairman deems appropriate, may determine the general nature and extent of information that should be provided from time to time to the Board of Directors to inform them on developments in the operations, administration and investment activities of the Corporation and on significant regulatory and business matters of which the Chairman is aware and believes to be of importance; provided, however, that this paragraph shall in no way limit the ability of any other director to request that the Board be provided with any information that such director deems appropriate; and

  	(ii) the Chairman shall not have
management or management oversight
responsibilities and shall not be deemed to be an officer of the Corporation for any purpose.
	Nothing in these by-laws or in the
performance of the services that the Chairman provides as Chairman shall be construed to increase or decrease the responsibilities of the Chairman beyond those of a director of the Corporation who is not serving as the Chairman, nor shall these provisions be construed to reduce the duties and responsibilities of the other directors of the Corporation or of management.

	SECTION 4.03. 	President.  The
President, in the absence of the Chairman of the Board, shall preside at all meetings of the Board of Directors and of the shareholders at which he shall be present; he may sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Corporation; and, in general, he shall perform all duties usually performed by a president of a corporation and such other duties as are from time to time assigned to him by the Board of Directors or the chief executive officer of the Corporation.

	SECTION 4.04. 	Vice Presidents.  The
Vice President or Vice Presidents, at the request of the chief executive officer or the President, or in the President's absence or during his inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there be more than one Vice President, the Board of Directors may determine which one or more of the Vice Presidents shall perform any of such duties or exercise any of such functions, or if such determination is not made by the Board of Directors, the chief executive officer, or the President may make such determination;
otherwise any of the Vice Presidents may perform any of such duties or exercise any of such functions. The Vice President or Vice Presidents shall have such other powers and perform such other duties, and have such additional descriptive designations in their titles (if any), as are from time to time assigned to them by the Board of Directors, the chief executive officer, or the President.

	SECTION 4.05. 	Secretary.  The
Secretary shall keep the minutes of the meetings of the shareholders, of the Board of Directors and of any committees, in books provided for the purpose; he shall see that all notices are duly given in accordance with the provisions of the Bylaws or as required by law; he shall be custodian of the records of the Corporation; he may witness any document on behalf of the Corporation, the execution of which is duly authorized, see that the corporate seal is affixed where such document is required or desired to be under its seal, and, when so affixed, may attest the same; and, in general, he shall perform all duties incident to the office of a secretary of a corporation, and such other duties as are from time to time assigned to him by the Board of Directors, the chief executive officer, or the President.

	SECTION 4.06. 	Treasurer.  The
Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit, or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies or other depositories as shall, from time to time, be selected by the Board of Directors; he shall render to the President and to the Board of Directors, whenever requested, an account of the financial condition of the Corporation; and, in general, he shall perform all the duties incident to the office of a treasurer of a corporation, and such other duties as are from time to time assigned to him by the Board of Directors, the chief executive officer, or the President.

	SECTION 4.07. 	Assistant and
Subordinate Officers. The assistant and subordinate officers of the Corporation are all officers below the office of Vice President, Secretary, or Treasurer. The assistant or subordinate officers shall have such duties as are from time to time assigned to them by the Board of Directors, the chief executive officer, or the President.

	SECTION 4.08. 	Election, Tenure and
Removal of Officers. The Board of Directors shall elect the officers. The Board of Directors may from time to time authorize any committee or officer to appoint assistant and subordinate officers. The officers shall be appointed to hold their offices, respectively, during the pleasure of the Board. The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board) may remove an officer at any time. The removal of an officer does not prejudice any of his contract rights. The
Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board) may fill a vacancy which occurs in any office for the unexpired portion of the term.

	SECTION 4.09. 	Compensation.  The
Board of Directors shall have power to fix the salaries and other compensation and remuneration, of whatever kind, of all officers of the Corporation. It may authorize any committee or officer, upon whom the power of appointing assistant and subordinate officers may have been conferred, to fix the salaries, compensation and remuneration of such assistant and subordinate officers.

ARTICLE V.

STOCK

	SECTION 5.01. 	Certificates for
Stock. Upon written request therefor in accordance with such procedures as may be established by the Board of Directors from time to time, each shareholder is entitled to certificates which represent and certify the shares of stock he holds in the Corporation. Each stock certificate shall include on its face the name of the Corporation the name of the shareholder or other person to whom it is issued, and the class or series of stock and number of shares it represents. It shall be in such form, not inconsistent with law or with the Charter, as shall be approved by the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors. Each stock certificate shall be signed by the Chairman of the Board, the President, or a Vice President, and countersigned by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer. Each certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued.

	SECTION 5.02. 	Transfers.  The
Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates of stock; and may appoint transfer agents and registrars thereof. The duties of transfer agent and registrar may be combined.

	SECTION 5.03. 	Record Date and
Closing of Transfer Books.  The Board of
Directors may set a record date or direct that the stock transfer books be closed for a stated period for the purpose of making any proper determination with respect to shareholders, including which shareholders are entitled to notice of a meeting, vote at a meeting, receive a dividend, or be allotted other rights., The record date may not be prior to the close of business on the day the record date is fixed nor more than 90 days before the date on which the action requiring the determination will be taken except as permitted in Section 1.06 with respect to adjournment; the transfer books may not be closed for a period longer than 20 days; and, in the case of a meeting of shareholders, the record date or the closing of the transfer books shall be at least ten days before the date of the meeting.

	SECTION 5.04. 	Stock Ledger.  The
Corporation shall maintain a stock ledger which contains the name and address of each shareholder and the number of shares of stock of each class or series which the shareholder holds.
The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The original or a duplicate of the stock ledger shall be kept at the offices of a transfer agent for the particular class of stock, or, if none, at the principal office in the State of Maryland or the principal executive offices of the Corporation.

	SECTION 5.05. 	Certification of
Beneficial Owners. The Board of Directors may adopt by resolution a procedure by which a shareholder of the Corporation may certify in writing to the Corporation that any shares of stock registered in the name of the shareholder are held for the account of a specified person other than the shareholder. The resolution shall set forth the class or series of shareholders who may certify;
the purpose for which the certification may be made; the form of certification and the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board considers necessary or desirable. On receipt of a certification which complies with the procedure adopted by the Board in accordance with this Section, the person specified in the certification is, for the purpose set forth in the certification, the holder of record of the specified stock in place of the shareholder who makes the certification.

	SECTION 5.06. 	Lost Stock
Certificates.  The Board of Directors of the
Corporation may determine the conditions for issuing a new stock certificate in place of one which is alleged to have been lost, stolen, or destroyed, or the Board of Directors may delegate such power to any officer or officers of the Corporation. In their discretion, the Board of Directors or such officer or officers may refuse to issue such new certificate save upon the order of some court having jurisdiction in the premises.

ARTICLE VI.

FINANCE

	SECTION 6.01. 	Checks. Drafts. Etc.
All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Corporation, shall, unless otherwise provided by resolution of the Board of Directors, be signed by the President, a Vice President or an Assistant
Vice President and countersigned by the
Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.

	SECTION 6.02. 	Annual Statement of
Affairs. The President shall prepare annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the shareholders if an annual meeting is held and placed on file at the Corporation's principal office.

	SECTION 6.03. 	Fiscal Year.  The
fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

	SECTION 6.04.	 Dividends.  If
declared by the Board of Directors at any meeting thereof, the Corporation may pay dividends on its shares in cash, property, or in shares of the capital stock of the Corporation, unless such dividend is contrary to law or to a restriction contained in the Charter.

ARTICLE VII.

SUNDRY PROVISIONS

	SECTION 7.01.	 Books and Records.
The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its shareholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The books and records of the Corporation may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of the Bylaws shall be kept at the principal office of the Corporation.

	SECTION 7.02. 	Corporate Seal.  The
Board of Directors shall provide a suitable seal, bearing the name of the Corporation, which shall be in the charge of the Secretary. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof. If the Corporation is required to place its corporate seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a corporate seal to place the word
"Seal" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

	SECTION 7.03. 	Bonds.  The Board of
Directors may require any officer, agent or employee of the Corporation to give a bond to the Corporation, conditioned upon the faithful discharge of his duties, with one or more sureties and in such amount as may be satisfactory to the Board of Directors.

	SECTION 7.04. 	Voting Upon Shares
in Other Corporations.  Stock of other
corporations or associations, registered in the name of the Corporation, may be voted by the President, a Vice President, or a proxy appointed by either of them. The Board of Directors, however, may by resolution appoint some other person to vote such shares, in which case such person shall be entitled to vote such shares upon the production of a certified copy of such resolution.

	SECTION 7.05. 	Mail.  Any notice or
other document which is required by these Bylaws to be mailed shall be deemed mailed when deposited in the United States mails, postage prepaid.

	SECTION 7.06. 	Execution of
Documents. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

	SECTION 7.07. 	Amendments.  The
Board of Directors shall have the exclusive power, at any regular or special meeting thereof, to make and adopt new Bylaws, or to amend, alter or repeal any of the Bylaws of the Corporation.

ARTICLE VIII.

CUSTODIAN

	SECTION 8.01. 	Employment of
Custodian. All assets of the Corporation shall be held by one or more custodian banks or trust companies meeting the requirements of the Investment Company Act of 1940, as amended
(the "1940 Act"), and having capital, surplus and undivided profits of at least $2,000,000 and may be registered in the name of the Corporation, including the designation of the particular class or series to which such assets belong, or any such custodian, or the nominee of either of them. The terms of any such custodian agreement shall be determined by the Board of Directors, which terms shall be in accordance with the provisions of the 1940 Act. If so directed by vote of the holders of a majority of the outstanding shares of a particular class or series or by vote of the Board of Directors, the custodian of the assets belonging to such class or series shall deliver and pay over such assets as specified in such vote.

	Subject to such rules, regulations and
orders as the Commission may adopt, the
Corporation may direct a custodian to deposit all or any part of the securities owned by the Corporation in a system for the central handling of securities established by the Federal Reserve system or by a national securities exchange or a national securities association registered with the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system, all securities of a particular class or issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without the physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Corporation or a custodian.

ARTICLE IX.

INDEMNIFICATION

	SECTION 9.01. 	Indemnification.

(a)	Subject to the exceptions and limitations
contained in paragraph (b) below:

	(i) every person who is, or has been, a
director or officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted by law against all liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a director or officer and against amounts paid or incurred by him in the settlement thereof;

	(ii) the words "claim, "action, "suit" or
"proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal, administrative, investigative or other, including appeals), actual or threatened; and the words
"liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

(b)	No indemnification shall be provided
hereunder to a director or officer:

	(i) against any liability to the Corporation or the shareholder by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office; or

	(ii) With respect to any matter as to which there shall have been a final adjudication as follows:

(A)	that any act or omission of the
director or officer material to
the matter giving rise to the
proceeding (x) was committed
in bad faith, or (y) was the
result of active and deliberate
dishonesty; or

(B)	that the director or officer
actually received an improper
personal benefit in money,
property or services; or

(C)	in the case of any criminal
proceeding, that the director or
officer had reasonable cause to
believe that the act or omission
was unlawful; or

	(iii) in the event of a settlement or other disposition not involving a final adjudication as provided in paragraph (b )(ii) resulting in a payment by a director or officer, unless there has been a determination that such director or officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office and did not violate the standards described in paragraph (b )(ii):

(A)	by the court or other body
approving the settlement or
other disposition, or

(B)	based upon a review of readily
available facts (as opposed to a
full trial-type inquiry), by (x)
vote of a majority of the Non-
interested Directors acting on
the matter (provided that a
majority of the Noninterested
Directors then in office act on
the matter and constitute a
quorum of the Board of
Directors) or (y) written opinion
of independent legal counselor
(2) such other procedures as
may be permitted by Maryland
law.

(c)	The rights of indemnification herein
provided may be insured against by
policies maintained by the Corporation,
shall be severable, shall not affect any other rights to which any director or officer may now or hereafter be entitled, shall continue as to a person who has ceased to be such director or officer and shall inure to the benefit of the heirs, executors, administrators and assigns of such a person. Nothing contained herein shall affect any rights to indemnification to which personnel of the Corporation other than directors and officers may be entitled by contract or otherwise under law.

(d)	Expenses of preparation and presentation
of a defense to any claim, action, suit or proceeding of the character described in paragraph (a) of this Article IX may be advanced by the Corporation prior to final disposition thereof upon receipt of a written affirmation by the director or officer of the director's or officer's good faith belief that the standard of conduct necessary for indemnification by the
Corporation as authorized in this Article
IX has been met and a written undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Article IX, provided that either:

	(i) such undertaking is secured by a surety bond or some other appropriate security provided by the recipient, or the Corporation shall be insured against losses arising out of any such advances; or

	(ii) a majority of the Non-interested
Directors acting on the matter (provided a majority of the Non-interested Directors act on the matter) or an independent legal counsel in a written opinion shall determine, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the recipient ultimately will be found entitled to indemnification.

(e)	The Board of Directors may make further
provision consistent with law for
indemnification and advance of expenses
to any director or officer by resolution, agreement or otherwise. The indemnification provided by this Article shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking indemnification may be entitled under any insurance or other agreement or resolution of stockholders or Non-interested
Directors or otherwise.

(f)	Neither the amendment nor repeal of this
Article IX, nor the adoption or amendment of any other provision of the By-Laws or Charter of the Corporation inconsistent with this Article IX, shall apply to or affect in any respect the applicability of this Article IX with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

	As used in this Article IX, a "Non-
interested Director" is one who is not (i) an "Interested Person" (within the meaning of that term under the 1940 Act) of the Corporation
(including anyone who has been exempted from being an "Interested Person" by any rule, regulation or order of the Commission), or (ii) involved in the claim, action, suit or proceeding.

ARTICLE X.
FORUM FOR ADJUDICATION OF
DISPUTES
      Unless the Corporation consents in writing
to the selection of an alternative forum, the sole
and exclusive forum for:
      (i)	any derivative action or proceeding
brought on behalf of the Corporation;
      (ii)	any action asserting a claim of
breach of a duty owed by any director, officer or
agent of the Corporation to the Corporation or the
shareholders;
      (iii)	any action asserting a claim arising
pursuant to any provision of the Maryland
General Corporation Law or the Charter or these
Bylaws;
      (iv)	any action to interpret, apply,
enforce or determine the validity of the Charter or
these Bylaws; or
      (v)	any action asserting a claim
governed by the internal affairs doctrine shall be the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of
Maryland, Baltimore Division (each, a "Covered
Action").
      Any person purchasing or otherwise
acquiring or holding any shares of stock of the Corporation or any series or class thereof shall be
(i) deemed to have notice of and consented to the provisions of this Article X, and (ii) deemed to have waived any argument relating to the inconvenience of the forums referenced above in connection with any action or proceeding described in this Article X.
      If any Covered Action is filed in a court other than the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division (a
"Foreign Action") in the name of any shareholder, such shareholder shall be deemed to have consented to (i) the personal jurisdiction of the Circuit Court for Baltimore City, Maryland and the United States District Court for the District of
Maryland, Baltimore Division in connection with any action brought in any such courts to enforce the first paragraph of this Article X (an
"Enforcement Action") and (ii) having service of process made upon such shareholder in any such Enforcement Action by service upon such shareholder's counsel in the Foreign Action as agent for such shareholder.
      If any provision or provisions of this
Article X shall be held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision(s) in any other circumstance and of the remaining provisions of this Article X (including, without limitation, each portion of any sentence of this
Article X containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons and circumstances shall not in any way be affected or impaired thereby.